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                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    __________

                                     FORM 8-K
                                    __________



Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): January 22, 1999



                               ELDORADO BANCSHARES, INC.
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                (Exact name of registrant as specified in its charter)



           DELAWARE                   2-76555                 33-0720548
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 State or other jurisdiction   Commission File Number        IRS Employer
       of incorporation                                   Identification No.



                          24012 CALLE DE LA PLATA, SUITE 360
                            LAGUNA HILLS, CALIFORNIA 92653
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                       (Address of principal executive offices)
                                    (949) 699-4344
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                           (Registrant's telephone number,
                                 including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 22, 1999, Eldorado Bancshares, Inc. (the "Company") completed the acquisition of Antelope Valley Bank ("AVB"), upon the merger of a wholly-owned subsidiary of the Company with and into AVB. Headquartered in Lancaster, California (located approximately 50 miles northeast of Los Angeles), AVB operates eight full service branches. As of September 30, 1998, AVB had total assets of $204.6 million and deposits of $ 181.2 million.

     In connection with the AVB Acquisition, the Company issued an aggregate of approximately 2,781,600 shares of Class B Common Stock to the shareholders of AVB based upon a fixed exchange ratio of 3.625 shares of Class B Common Stock for each share of AVB common stock. The determination of the exchange ratio was based upon arms length negotiation between the parties. The acquisition is being treated as a pooling of interests for accounting purposes.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

          The financial statements of AVB are not yet available and has not been filed herewith and shall be filed by amendment.

     (b)  Pro forma financial information.

          The required pro forma financial information is not yet available and has not been filed herewith and shall be filed by amendment.

     (c)  Exhibits.

          Exhibit 2.1 Agreement and Plan of Merger dated September 16, 1998 by and between the Company and AVB (incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on September 22, 1998)

          Exhibit 99.1 Press release dated January 25, 1999 announcing completion of the Antelope Valley Bank merger.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ELDORADO BANCSHARES, INC.


                                   By: /s/ Curt A. Christianssen
                                       -------------------------
                                       Curt A. Christianssen
                                       Senior Vice President

Dated: January 29, 1999